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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2002
                           NATIONAL AUTO CREDIT, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                           1-11601                  34-1816760
         -----------                        ---------               ---------------
(State or other jurisdiction          (Commission File No.)     (Employer Identification No.)
      of incorporation)


      555 Madison Avenue, New York, New York                       10021
     ----------------------------------------                     -------
     (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (212) 644-1400
                                 ---------------




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ITEM 5.       OTHER EVENTS.


DISCONTINUATION OF ZOOMLOT OPERATIONS


         On January 31, 2002, National Auto Credit, Inc., a Delaware corporation ("NAC" or the "Company"), entered into an Exchange and Repayment Agreement ("Exchange Agreement") dated January 31, 2002 with Cygnet Capital Corporation, Verde Reinsurance Company, Ltd., Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, EJMS Investors Limited Partnership, Ernest C. Garcia II, Ray Fidel, Steven P. Johnson, Mark Sauder, Colin Bachinsky, Chris Rompalo, Donna Clawson, Mary Reiner, and Kathy Chacon (the "Former ZoomLot Shareholders"). The ZoomLot Shareholders had previously received common and preferred shares of NAC pursuant to a Merger Agreement and Plan of Reorganization (the "Merger Agreement") executed December 15, 2000 (a copy of which was attached to Form 8-K filed by NAC with the Commission on January 2, 2001).

         The Exchange Agreement sets forth the agreement among all the parties to terminate the operations of ZoomLot, Inc. ("ZoomLot") as a result of an extensive strategic review of ZoomLot's prospects. As a result, the parties further agreed, the First and Second Objectives (as those terms are defined in the Merger Agreement") have not and will not be met. Accordingly, all Forfeitable Shares (as that term is defined in the Merger Agreement) are deemed forfeited and are to be returned and surrendered to NAC.

         As part of the Exchange Agreement, contingent obligations owed to NAC and set forth in Section 1.12 of the Merger Agreement will be repaid by the ZoomLot Shareholders. The repayment obligation will be effected by the ZoomLot Shareholders as follows: (a) 3,009,530 shares of NAC common stock shall be transferred to NAC at an agreed upon value of $1.25 per share; (b) 62,380 shares of NAC Series C Preferred Stock shall be transferred to NAC at an aggregate agreed-upon value of $854,875; and (c) certain of the ZoomLot Shareholders shall provide a promissory note to NAC in the amount of $986,048, payable in cash or NAC stock (at a mutually agreed-upon value of $1.25 per share) on or before January 30, 2003, with interest at 4% per annum.

         In addition, all the ancillary agreements executed in connection with the initial acquisition of ZoomLot on December 15, 2001, including a Registration Rights Agreement and Lock-Up, Standstill and Voting Agreement were terminated, and certain ZoomLot employees have resigned.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


             (C) EXHIBITS

                 (2) Exchange and Repayment Agreement dated January 31, 2002 by and among National Auto Credit, Inc., Cygnet Capital Corporation, Verde Reinsurance Company, Ltd., Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, EJMS Investors


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Limited Partnership, Ernest C. Garcia II, Ray Fidel, Steven P. Johnson,
Mark Sauder, Colin Bachinsky, Chris Rompalo, Donna Clawson, Mary Reiner, and Kathy Chacon.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: February 4, 2002                      NATIONAL AUTO CREDIT, INC.
                                             (Registrant)





                                             By: /s/  JAMES J. MCNAMARA
                                             ------------------------------
                                             JAMES J. MCNAMARA
                                             Chief Executive Officer